ARTICLE 1 -- BASIC LEASE TERMS       EXHIBIT 10.47

THIS LEASE is dated for reference purposes only  January 1, 1995.

1.1  General Location and
     Shopping Center Size:
                    (a)  Location:
                         Sportmart Plaza
                         Southwest corner of Harlem Avenue
                         and Dempster Street
                         Niles, Illinois
                                             (Section 2.1(q))

                    (b)  Size:  120,808 square feet.
                                             (Section 2.1(j))
1.2  Parties and Notice Addresses:
                    Landlord: H-C Developers, as Agent for
                              American National Bank and Trust
                              Company of Chicago, as Trustee
                              under  Trust Agreement dated December 1,
                              1970, and known as Trust No. 30426,
                              c/o Larry Hochberg
                              7233 West Dempster Street
                              Niles, Illinois  60714


                    Tenant:   SPORTMART, INC., a Delaware corporation
                              Attn:  Legal Department
                              7233 West Dempster Street
                              Niles, Illinois 60714
                                             (Sections 3.1 and 31.1)

                    With copies of all notices to be sent to:

                            SPORTMART, INC., a Delaware corporation
                            Attn:  Vice President, Real Estate
                            7233 West Dempster Street
                            Niles, Illinois 60714

1.3 Size of Store: The Store ("Mart") consists of 59,380 square feet as depicted on the Site Plan attached hereto as Exhibit B.
                                             (Sections 2.1(r) and 3.2)

1.4  Intentionally Omitted

1.5  Term:          Initial Termination Date: August 31, 2013.

1.6  Options:       One (1) additional five (5) year period.
                                             (Section 6.1)

1.7  Minimum Rent:  Minimum  Rent  shall be as set forth on Exhibit D, attached hereto and made a part hereof.
                                             (Article 7)
1.8  Intentionally Omitted.

1.9  Intentionally Omitted.

1.10 Contents of Lease:
                    This lease (the "Lease") consists of:
                         Pages 1 through
                         Sections 1.1 through
                    EXHIBITS
                         A. Part I:  Legal Description
                         B. Site Plan
                         C. Memorandum of Lease
                         D. Minimum Rent

                       ARTICLE 2 -- DEFINITIONS

     2.1 The terms defined in this Article 2 shall for all purposes of this Lease and all agreements supplemental hereto have the meanings herein specified unless expressly stated otherwise.

          (a)  All  Risk  Policy:  A policy of fire and other property insurance in the form commonly referred to in the industry as "all risk" with extended endorsement (false arrest, libel, slander, assault, battery, invasion of privacy, theft, vandalism and malicious mischief coverage) and including broad form water damage, or if such policy is no longer issued, such other policy as would cover the same risks and perils. Landlord may elect to include coverage for flood and earthquake but Tenant shall not be required to pay any part of the premium allocable to such coverages.

          (b)  Commencement Date: January 1, 1995.

          (c) Common Area Charges: Costs incurred by Landlord for supervision of ongoing maintenance and repair of the Common Areas (but in no event shall the charge for such supervision exceed fifteen percent (15%) of the total Common Area Charges exclusive of taxes and insurance), repairing or resurfacing the parking area provided such resurfacing is not a capital expenditure as defined below, repainting and restriping the parking areas, cleaning, sweeping and other janitorial services, sanitation, maintenance of refuse receptacles, replanting landscaping directional signs and other markers, upkeep of lighting and other utilities). In no event shall the term "Common Area Charges", as defined herein, include any capital expenditures. "Capital Expenditures" means those expenditures which, in accordance w i t h generally accepted accounting principles, are not fully chargeable to current account in the year the expenditure is incurred as well as any single Landlord expenditure in excess of $5,000.00.

          (d) Common Areas: Those portions of, and facilities within, the Shopping Center or greater land area of which the Store forms a part, which are intended for the common non-exclusive use of the occupants, their customers, agents and employees including, without limitation, parking areas, driveways, malls, walkways, loading zones and landscaping.

          (e)  Intentionally Omitted.

          (f)  Intentionally Omitted.

          (g) Gross Sales: The selling price of all merchandise sold in or from the Store by Tenant, its subtenants, licensees and concessionaires, whether for cash or for credit, excluding, however, the following: (i) the sales price of all merchandise returned and accepted for full credit or the amount of the cash refund or allowance made thereon; (ii) the sums and credits received in settlement of claims for loss or damage to merchandise; (iii) the consideration received in connection with a sale of inventory which occurs other than in the ordinary course of Tenant's business; (iv) sales taxes, so called luxury taxes, excise taxes, gross receipt taxes, and other taxes now or hereafter imposed upon the sale or value of merchandise or services, whether added separately to the selling price of the merchandise or services and collected from customers or included in the retail selling price; (v) receipts from public telephones, vending machines, sales of tickets and passes, sales of money orders, fees for fishing/hunting licenses and the collection of public utility bills;
(vi) interest, carrying charges, or other finance charges in respect of sales made on credit; (vii) sales of fixtures, trade fixtures, or personal property that are not merchandise held for sale at retail;
(viii) sales to employees at discount, not exceeding three percent (3%) of total Gross Sales: (ix) labor charges or fees for bowling ball drilling, racquet restringing, ice skate sharpening, bicycle assembly, golf club regripping and installation of ski bindings, ski tuning (including sharpening and waxing) and other similar customer services; (x) Tenant's accounts receivable, not to exceed two percent (2%) of Gross Sales, which have been determined to be uncollectible for federal income tax purposes during the Lease Year provided, however, that if such accounts are actually collected in a later year, the amount shall be included in the Gross Sales for such later Lease Year; (xi) rents, subrents or other consideration received in connection with an assignment, sublet, license, concession or other transfer of any portion of the store (however Gross Sales of any such transferee shall be included); (xii) sales of merchandise ordered by catalogue regardless of place of order or delivery; (xiii) exchanges of merchandise between stores where such exchanges are made solely for the convenient operation of Tenant's business and not for the purpose of consummating a sale which has been made at, in or from the Premises; (xiv) receipts from the sale of fishing and hunting licenses; and (xv) receipts in respect of instructional programs (but not including merchandise sold in respect thereto).

          (h)  Intentionally Omitted.

          (i)  Landlord's   Parcel:    That  certain  parcel  of  land
described in Exhibit "A", together with all appurtenances thereunto belonging.

          (j) Leasable Floor Area: All areas available, or held for the exclusive use and occupancy of occupants or future occupants of the Shopping Center, measured from the interior surface of exterior walls (and from extensions thereof in the case of openings) and from the center of interior demising partitions. For purposes of computing Tenant's obligations based upon Leasable Floor Area, the Leasable Floor Area of the Shopping Center shall be not less than the size specified in Section 1.1(b). Mezzanines, if any, shall not be included within the definition of Leasable Floor Area.

          (k) Lease Year: The first Lease Year shall extend from the Commencement Date to the first January 31st following commencement. Subsequent Lease Years (other than the final Lease Year) shall commence on February 1st and terminate the following January 31st. The final Lease Year shall commence on February 1st and terminate on the expiration or earlier termination of this Lease.

          (l)  Minimum Rent:  The amounts specified in Section 1.7.

          (m) Percentage Rent: The term "Percentage Rent" is defined in Section 8.1.

          (n)  Intentionally Omitted.

          (o)  Intentionally Omitted.

          (p)  Intentionally Omitted.

          (q)  Shopping  Center:    Those  certain  premises  with all
appurtenances located as set forth in Section 1.1(a) hereof and described with particularity in Part I of Exhibit "A".

          (r) Store: That portion of the Shopping Center as so delineated on the site plan attached to this Lease as Exhibit "B" having the dimensions and containing the Leasable Floor Area specified in Section 1.3 hereof. Tenant refers to the Store as "Mart" for internal operation purposes.

          (s) Term: References to "Term" of this Lease shall include the original term and any extension of such Term. The original Term of this Lease shall start on the Commencement Date and, unless earlier terminated, expire on the Initial Termination Date specified by
Section 1.5.

                         ARTICLE 3 -- PREMISES

     3.1 The landlord identified in Section 1.2 ("the Landlord") hereby leases to the tenant identified in Section 1.2 (the "Tenant") and the Tenant hires from the Landlord, the Store, together with all appurtenances (collectively, the "Premises"). Tenant has entered into this Lease in reliance upon the agreement of the Landlord that the Shopping Center is and will remain retail in character, and, further, no part of which shall be used as a nightclub, bar, theater, auditorium, meeting hall, school, or other place of public assembly, gymnasium (excluding aerobics studios and weight clinics of less than 3,000 square feet), dance hall, billiard or pool hall, massage parlor, video game arcade, bowling alley, skating rink, car wash, night club or adult book or adult video tape store, (which are defined as stores a substantial portion of the inventory of which is not available for sale or rental to children under 15 years old because it explicitly deals with or depicts human sexuality). No restaurant (except the Ponderosa Steak House presently located in the Shopping Center) shall be permitted in the Shopping Center within five hundred (500) feet of the Store or in any other portion of the Shopping Center without prior Tenant consent.

     3.2 The Store thus demised and leased unto the Tenant is not a separate parcel of real property. In the event the Store is less than the size specified in Section 1.3, Minimum Rent and other charges shall be proportionately reduced, but this shall not be construed as permitting a material variance in dimensions or area.

     3.3 Landlord warrants that the site plan attached hereto as Exhibit "B" (the "Site Plan") depicts the land described in Exhibit "A" Part I and the improvements thereon. The buildings depicted thereon contain no more than one (1) story (but mezzanines having Leasable Floor Area not in excess of one third (1/3) of the occupant's ground floor Leasable Floor Area, when not used for sales floor p u rposes shall be permitted). The Site Plan is a material consideration for the Tenant entering into this Lease, and no change, alteration, or addition shall be made to the Site Plan, including but not limited to the configuration of the Common Areas, methods of ingress and egress, direction of traffic, lighting, curbing and building heights and stories without the express written consent of the Tenant.

     3.4 No construction shall be permitted in the Shopping Center, except for emergency repairs diligently pursued, during the period from October 1st to December 31st of any year, without the prior written consent of the Tenant, which consent may include conditions designed to eliminate interference with the operation of the Shopping Center or the effect of such construction upon the Tenant's business.

     3.5 Upon execution of this Lease, that certain lease between Landlord and Tenant dated December 30, 1972, as previously amended from time to time, shall be cancelled, terminated, discharged and superseded.

                  ARTICLE 4 -- INTENTIONALLY OMITTED

                        ARTICLE 5 -- LEASE TERM

     5.1 The Term of this Lease shall commence on the Commencement Date and, unless earlier terminated, shall expire as specified in
Section 1.5, subject to the Tenant options to extend the term as provided in the following Article 6. Upon request of the Tenant, Landlord shall execute a written acknowledgment of the Commencement Date.

                      ARTICLE 6 -- OPTION PERIODS

     6.1 By notice to Landlord not less than ninety (90) days prior to the expiration of the Term, the Tenant may extend the original term of this Lease for one (1) additional period of five (5) years as designated in Section 1.6 hereof, on the terms and conditions set forth herein. Should Tenant neglect to exercise the option by the date specified above, Tenant's right to exercise shall not expire until thirty (30) days after notice from Landlord of Tenant's failure to exercise the option.

                       ARTICLE 7 -- MINIMUM RENT

     7.1 During the Term of this Lease, the Minimum Rent shall be as specified in Section 1.7. Each monthly installment of rental shall be payable in advance on or before the tenth (10th) day of each calendar month during the Term. If the Lease commences other than on the first day of a calendar month, the first month's Minimum Rent shall be prorated accordingly and paid within the Minimum Rent for the first full month. All rent and other payments to be made by Tenant to Landlord shall be sent to the place to which notices are required to be sent, unless otherwise directed by the Landlord in writing.

                     ARTICLE 8 -- PERCENTAGE RENT

     8.1 (a) Percentage Rent for each Lease Year during the Term which contains twelve (12) full calendar months shall be a sum equal to the amount by which two and one-half percent (2.5%) of Tenant's Gross Sales made during each Lease Year exceeds the Minimum Rent paid for such year.

          (b) The Percentage Rent for any Lease Year having less than twelve (12) full months shall be based upon Gross Sales for the twelve
(12) months immediately preceding the Commencement Date (as to the first Lease Year) and for the twelve (12) month period immediately preceding the expiration or earlier termination of the Lease (as to the final Lease Year). The Percentage Rent due for such period shall be established by multiplying the Percentage Rent which would have been due for such twelve (12) month period by a fraction, the numerator of which is the number of days in such Lease Year and the denominator or which is 365.

     8.2 Within seventy-five (75) days after the close of each Lease Year, Tenant shall submit to Landlord a statement indicating the amount of its Gross Sales for the previous Lease Year and the amount expended for the above mentioned expenses which are to be deducted and which relate to the Lease Year in question. Percentage Rent due, if any, shall accompany such statement.

     8.3 (a) Tenant shall maintain adequate records for a period of one, year after the close of each Lease Year for the purpose of allowing Landlord to verify the reported Gross Sales for such year. At any time within said one year, Landlord or its agents may audit such records during normal business hours at Tenant's records center after not less than fifteen (15) days' prior written notice to Tenant. Audit shall be conducted in manner least apt to interfere with Tenant's business operations and audit or inspection of records other than pertaining to Premises is prohibited. Landlord shall not conduct such an audit of Tenant's records more than once in any given Lease Year. Failure of Landlord to conduct audit within one (1) year following provision to Landlord of annual Gross Sales statement shall constitute waiver by Landlord of right to dispute Tenant's Gross Sales as specified within such annual Gross Sales statement.

          (b) In the event an inaccuracy is disclosed after any audit of Tenant's Gross Sales, an adjustment shall thereupon be made.

          (c) Any information obtained by Landlord as a result of any audit shall be held in strict confidence by Landlord excepting such may be disclosed by Landlord to proposed lender or purchaser with respect to a prospective sale, mortgage, lease or sale-leaseback of the Shopping Center or when Landlord is required to comply with lawful orders of a court or governmental agency.

     8.4 The Minimum Rent provided for in this Lease is acknowledged by the parties to be sufficient consideration for the leasehold granted hereby and the Percentage Rent specified herein is in addition to such adequate consideration.

                           ARTICLE 9 -- USE

     9.1 The Store may be used for any lawful retail use including but not limited to the following specific uses: the retail sale of sporting goods, sports apparel and active wear (including without limitation athletic footwear and athletic uniforms of all kinds) and, such other merchandise as may be sold from time to time in Tenant's similarly merchandised stores. Tenant agrees to comply with all applicable laws and ordinances in its operations at the Premises; not to create hazardous or noxious conditions that would constitute a nuisance or would increase the premiums payable for casualty insurance coverage of the Shopping Center; and not to conduct liquidation, bankruptcy or sidewalk sales at the Premises without Landlord's consent. Tenant shall operate under the trade name "Sportmart", and neither Tenant nor any person, firm or entity affiliated with Tenant shall open, operate or acquire any financial interest in any store under that name or any other similar store selling similar merchandise within a three (3) mile radius of the Store. Tenant shall, continuously and uninterruptedly during the Term, during usual business hours and on such days as comparable businesses in the Shopping Center and elsewhere in the area are open for business, occupy and use the entire Store for the purposes stated herein.

     9.2 Landlord warrants to Tenant that Tenant, while operating a store for the above use(s), will not be in violation of (a) any exclusives or other agreements which Landlord may have with other occupants, lessees, lenders, governmental authorities or any others, or (b) restrictions imposed by any governmental authority or body. Landlord shall hold Tenant harmless from any claims to the contrary including loss suffered by reason thereof.

     9.3 Landlord agrees that Landlord shall not suffer any Leasable Floor Area within the Shopping Center to be used for the sale of sporting goods, sports apparel and/or athletic footwear, provided, however, that Landlord shall be permitted to lease other premises in the Shopping Center to retailers whose use of the premises includes the "Incidental Sale" of such merchandise. "Incidental Sale" of such merchandise is defined as the sale or display of not more than (a) 1000 square feet of retail display space in another tenant's premises, or (b) twenty-five percent (25%) of the total square footage of another tenant's premises, whichever is less, used for the display of such merchandise. Landlord will fully cooperate with Tenant in any and all of Tenant's efforts to enforce the exclusive use provisions of this Lease.

                ARTICLE 10 -- REAL ESTATE TAXES

     10.1 (a) Landlord shall pay, on or before the due date, all taxes and assessments levied against the Store or the real property of which the Store forms a part, including land and all Common Areas.

          (b) In addition to all rental herein reserved, Tenant shall pay to Landlord its pro-rata share of the difference between (i) real estate taxes levied upon and assessed against the Shopping Center for each tax year of the Term, and (ii) real estate taxes levied against the Shopping Center for the tax year 1973. Such taxes shall be payable not later than fourteen (14) days prior to delinquency, provided Landlord has previously provided Tenant with a copy of the Tax bill and written notice to pay same. Tenant's schedule of payments (annual or semi-annual) shall be concurrent with and proportionate to Landlord's schedule of payments to the taxing authority. Landlord shall furnish Tenant with proof of payment of Taxes within thirty (30) days after the delinquency date thereof. If Landlord fails to provide such proof of payment, Tenant may withhold from sums coming due under this Lease amounts sufficient to recover Tenant's tax payment to Landlord. In the event of assessments which may be paid in installments by reason of bonding or otherwise, Landlord may elect to make payment under the installment plan. In any event, Tenant's payment obligations under this Article shall be as if Landlord made payment over the longest period of time permitted by the assessment and Tenant shall bear no liability as to installments due following the expiration or earlier termination of this Lease.

          (c) For all purposes of this Lease, the Tenant's pro-rata share is defined as that fraction in which the numerator is the Leasable Floor Area in the Store and the denominator of which is the Leasable Floor Area in the Shopping Center. Such computation shall be made separately for each tax year.

          (d) Should the Tenant be in occupancy during only a portion of the first or final tax year, Tenant shall be responsible to Landlord for a pro-rata portion of its tax obligation as described herein, based on the portion of such tax year included in the Term of this Lease. This Article includes the Tenant's total responsibility for taxes both for the Store and Common Areas.

     10.2 There shall be excluded from the tax bill to which Tenant contributes for the purposes of computing Tenant's share (a) income, excess profits, estate, single business, inheritance, succession, transfer, franchise, capital or other tax or assessment upon Landlord or the rentals payable under this Lease; (b) assessments (not ad valorem taxes) relating to the initial construction of the Shopping Center or capital improvements (but not replacements) subsequently constructed therein or with respect thereto; (c) any charge, such as a water meter charge and the sewer rent based thereon, which is measured by the consumption of the actual user of the item or service for which such charge is made; and (d) any increase in taxes caused by a "change of ownership" as defined in Section 60, California Revenue and Taxation Code.

     10.3 Any rebates, refunds, or abatements of real estate taxes received by the Landlord subsequent to payment of taxes by the Tenant shall be refunded to Tenant on a pro rata basis within ten (10) days of receipt thereof by Landlord. Any such rebate, refund or abatement realized by the Landlord prior to payment by the Tenant shall result in an immediate reduction in the Tenant's proportionate share of taxes then due to the Landlord.

     10.4 In the event the real property taxes on the Common Areas and the improvements thereon are separately assessed from the buildings of which the Store forms a part, then in that event, Tenant shall be responsible for its pro-rata share as described in Section 10.1(c), of the taxes on the Common Areas and the improvements thereon.

     10.5 Tenant shall have such rights to contest the validity or amount of real estate taxes as are permitted by law, either in its own name or in the name of the Landlord, in either case with the Landlord's full cooperation. Any resultant refund, rebate or reduction shall be used first to repay the expenses of obtaining such relief. Landlord shall provide Tenant with government notices of assessment (or reassessment) in time sufficient to reasonably permit Tenant, at Tenant's election, to make contest; and if Landlord fails to do so, then there shall be excluded from the tax bill to which Tenant contributes, any increased taxes resulting from such assessment (or reassessment). The term "contest" as used in this Section 10.6 means contest, appeal, howsoever denominated.


                     ARTICLE 11 -- FIRE INSURANCE

     11.1 Landlord will maintain at all times during the Term an All Risk Policy insuring against damage to any portion of the Store and the Shopping Center (including the store fronts), and appurtenances thereto. Such insurance shall be in (be full amount of replacement value, without deduction for physical depreciation and shall provide that the proceeds of any loss shall be payable in the manner provided for in this Lease. Landlord shall, at least ten (10) days prior to the Commencement Date, and thereafter upon request of Tenant, provide Tenant with a certification of such insurance coverage from an insurer licensed to do business within the state in which the Store is located, and which insurer is rated A and XII or better in Best's Insurance Guide, which certificate shall indicate, among other things, that the Tenant is an additional insured along with the Landlord and that the Store and all the improvements and Landlord's fixtures appurtenant thereto, have been insured to their full replacement value, without deduction for physical depreciation.

     11.2 The Tenant shall be responsible to reimburse the Landlord its pro-rata share of the premium costs of the insurance described in
Section 11.1 above. Tenant's schedule of payments for reimbursement shall be established in the same manner as described in Section 10.1(b) above for taxes. Tenant's pro-rata share for purposes of this Article shall be that fraction the numerator of which is the Leasable Floor Area of the Store and the denominator of which is the Leasable
Floor Area in the entire Shopping Center, or improved structure, covered by the insurance policy which is the subject of the premium provided, however, at Tenant's election, Tenant's pro-rata share shall depend on the size and value of the Store and other improvements insured by the policy of insurance and the rate basis applicable to each.

     11.3 Intentionally omitted.

     11.4 In  lieu  of Landlord's assuming the obligation specified in
Section 11.1 above, subject to Tenant's reimbursement all as described in Sections 11.1 and 11.2 hereof, Tenant may, at its option, elect to carry such insurance on the Store and the Shopping Center, including such other endorsements as the Tenant in its judgment deems prudent under the circumstances, all at Tenant's sole costs and expense in which event Tenant shall not be responsible for reimbursement under
Section 11.2, and Landlord shall, to the extent Tenant has, at Tenant's own expense, purchased casualty insurance coverage for the entire Shopping Center, pay over to Tenant any and all real insurance premium reimbursements collected by Landlord from any of the other Shopping Center tenants and shall otherwise reimburse Tenant or cause Tenant to be reimbursed for any and all costs of the Shopping Center's casualty insurance in excess of Tenant's pro rata share of such costs.

     11.5 (a) As used in this Section, the term "Lender" means the holder of indebtedness secured by a first lien upon the Exhibit "A"
Part I real property, whether the interest creating such lien be denominated as mortgage, deed of trust, security agreement, vendor's lien or otherwise, but only if Lender (a) is a financial institution, such as a bank, savings and loan, insurance company, or other entity regularly engaged in making loans secured by real property, and (b) has fifty million dollars ($50,000,000) of such loans outstanding.

          (b) Insurance proceeds for damage or destruction to the Store ("Proceeds"), if under one dollar ($1.00) per square foot of Leasable Floor Area in the Store shall be paid directly to Landlord. If in excess of such amount, the Proceeds shall be deposited with Lender provided Lender agrees to apply the Proceeds in the manner described herein. If Lender does not so agree, or there is no Lender, then the Proceeds shall be deposited with a bank, trust company, or title insurance company (collectively with Lender referred to as "Stakeholder") designated by Tenant and approved by Landlord, for use as provided in Article 20. Stakeholder shall disburse the same to the party performing restoration upon certification by the architect in charge of restoration that the amounts requested have been paid in connection with such restoration or shall be due to contractor, subcontractors, materialmen, architects or other persons who have rendered services or have furnished materials for such restoration and upon the completion of such restoration the remaining balance of any of such proceeds shall be paid to Landlord upon demand.

                   ARTICLE 12 -- LIABILITY INSURANCE

     12.1 Tenant shall at all times during the Term keep in force a policy or policies of public liability insurance, or an endorsement on a blanket liability insurance policy or policies, against claims for personal injuries, death or property damage, occurring on, in or about the Shopping Center, with a combined single limit of not less than ONE MILLION DOLLARS ($1,000,000). Said policy or policies shall contain Contractual Liability Insurance recognizing the liability assumed in
Section 23.1 hereof.

     12.2 Landlord shall pay over to Tenant any and all sums paid to Landlord by other tenants of the Shopping Center as reimbursemnts for the costs of liability insurance coverage for the Shopping Center and shall otherwise reimburse Tenant or cause Tenant to be reimbursed for any and all costs of the Shopping Center's liability insurance in excess of Tenant's pro rata share of such costs.

     12.3 Each policy of insurance herein maintained by the Tenant shall provide that: (a) the same is not contributory with the coverage which the other party may carry and is primary insurance coverage and not excess insurance coverage or overage insurance coverage; and (b) the company writing said policy will give at least twenty (20) days' notice in writing of any cancellation, lapse, or failure to renew, to the party designated on the insurance certificate as the holder thereof.

     12.4 Tenant agrees to deliver to the Landlord a certificate of insurance evidencing the existence in force of the policies of insurance described in this Article. The certificate shall provide that such insurance shall not be canceled or materially amended unless ten (10) days' prior written notice of such cancellation or amendment is given to the Landlord.

                  ARTICLE 13 -- WAIVER OF SUBROGATION

     13.1 Tenant and Landlord hereby waive and release any and all right of recovery against the other, including employees and agents, arising during the Term for any and all loss or damage to any property located within or constituting a part of the Shopping Center which loss or damage arises from the perils covered by an All Risk Policy or which right of recovery arises from loss of earnings or rents resulting from damage caused by such a peril. This mutual waiver is in addition to any other waiver or release contained in this Lease. Landlord and Tenant shall give written notice to its insurers of the provisions of this waiver and release and have its insurance policies endorsed, if required, to prevent invalidation of insurance coverage by reason of this waiver and release.

             ARTICLE 14 -- MAINTENANCE & REPAIR BY TENANT

     14.1 Subject to Article 20, Tenant shall, at its expense, maintain the Store and the entire Common Areas of the Shopping Center in good repair and good condition throughout the Term of this Lease. Landlord shall pay over to Tenant any and all sums collected by Landlord from other tenants of the Shopping Center as reimbursements for the costs of maintaining the Common Areas and shall otherwise reimburse Tenant or cause Tenant to be reimbursed for any and all costs of maintaining and repairing the Common Areas in excess of Tenant's pro rata share of such costs.

                  ARTICLE 15 -- INTENTIONALLY OMITTED

      ARTICLE 16 -- REPAIRS REQUIRED BY GOVERNMENTAL AUTHORITIES

     16.1 Any repairs, alterations or other improvements required by governmental authority which results from the particular retail use of the Tenant, shall be done by the Tenant at its sole cost and expense. Any such work, however, which is required of the Shopping Center in general, or of all similar buildings in the area of the Shopping Center, shall be done by Tenant at the sole cost and expense of the Landlord.

                        ARTICLE 17 -- ALTERATIONS

     17.1 The Tenant may make non-structural alterations and improvements to the interior of the Store in a good and workmanlike manner, in conformity with all law, ordinances and regulations of public authorities having jurisdiction. Tenant shall not make any alterations to the foundation, roof, or any structural portions of the Store without first obtaining the written approval of the Landlord. Such approval may not be unreasonably withheld and shall be deemed granted if Tenant is not notified in writing of a reasonable basis for withholding such approval within ten (10) days of notifying Landlord thereof. It is further agreed that upon termination of this Lease, Tenant may, provided no structural damage to the Store will be caused thereby, remove its furniture, fixtures and equipment and the Landlord will accept the Store as altered without any obligation upon the Tenant to restore the Store to its former condition.

     17.2 Tenant may place on and about the Premises, and on the s h opping center roof, equipage used in its ordinary business operations, such as without limitation HVAC, dumpster, and devices used for the reception and transmission of signals through the atmosphere, such as satellite dish.

     17.3 Landlord shall cooperate with Tenant efforts to obtain such government permits, licenses, variances, authorizations and approvals as may be required so as conduct retail business within the Store, and from time to time perform the alterations contemplated by this Article, as well as to construct the signage authorized by Article 32 of this Lease. To the extent necessary or convenient for such p u rpose, Tenant may prosecute such efforts, including signing applications, in the name of Landlord.

                      ARTICLE 18 -- COMMON AREAS

     18.1 Tenant, as well as its agents, employees and customers (collectively, "Customers"), shall have and is granted complete, nonexclusive and undisturbed access to, and use of all Common Areas. Landlord shall use best efforts to prevent Common Area use by other than Shopping Center occupants and their Customers. In no event shall Customer use of Common Areas be conditioned upon payment of parking or other charge by Tenant or Tenant's customers. As provided in Section
14.1 hereof, the Tenant shall maintain all Common Areas in good condition, repair and cleanliness, including ice and snow removal, and free of any impediments to easy and safe movement within the Common Areas, including having the areas well lighted during Tenant's normal business hours and until 11:00 P.M. every day (and until midnight during the month of December).

     18.2 In no event shall Tenant be responsible for payment of any part of the initial cost of improvements made by Landlord to Common Areas.

                        ARTICLE 19 -- UTILITIES

     19.1 Landlord agrees to provide that the Tenant's Store shall at all times have available to it necessary utilities services including electric, water, gas, telephone and other necessary utility lines, as well as refuse collection service and sewerage lines capable of adequately providing for Tenant's needs, but in no event of less capacity than on the first day of the Term of this Lease. Tenant agrees to pay all use charges for all utilities serving the Store during the Term.

                        ARTICLE 20 -- CASUALTY

     20.1 Partial. In the event that the Store shall be partially or totally destroyed, by fire or other casualty insurable under fire and extended risk insurance, so as to become partially or totally untenantable the same shall be repaired as speedily as reasonably possible at the expense of Landlord, unless Landlord shall elect not to rebuild as hereinafter provided, and during the period of said repair or restoration, the rent hereunder shall abate to the extent of that portion of the Premises that is untenantable.

     20.2 Percent of Damage and Option to Terminate. If more than 25% of the Store shall be destroyed or so damaged, by fire or other casualty insurable under fire and extended risk coverage, as to become (as to said 25%) wholly untenantable, or in the event the Store shall be partially or totally destroyed by a cause or casualty other than those covered by fire and extended risk insurance, then in any such event, Landlord may , if it so elects, rebuild the Store or restore the Store to a condition good and fit for occupancy wiyhin a reasonable time after such destruction or damage, or may give notice to Tenant within 90 days after such damage or destruction terminating this Lease as of the date of such damage or destruction. If Landlord elects to repair or restore the Store, it shall, within 90 days after such damage or destruction, give Tenant notice of Landlord's intention to repair and proceed with reasonable speed to effect such repairs. Unless Landlord elects to terminate this Lease as aforesaid, this Lease shall remain in full force and effect and rent shall abate hereunder during the period of such repair and construction to the extent of that portion of the Store that is untenantable.

     20.3 Landlord's Obligation of Restoration. If Landlord elects or is obligated to repair the Store under the terms of this Article, Landlord's obligation to repair shall in no event include the obligation to rebuild, repair or replace Tenant's stock in trade, fixtures, furniture, furnishings, floor coverings and equipment. The parties waive such rights of Lease termination as are granted to them under the laws of the state wherein the Store is located, it being their agreement that the rights of termination in the event of casualty, as set forth herein, shall be exclusive.

                      ARTICLE 21 -- CONDEMNATION

     21.1 Total. In the event that the whole of the Premises, or such portion of the Premises as will render the balance thereof incapable of being restored to an economic unit reasonably suitable for the Tenant's continued occupancy for the purposes and uses for which the Premises are leased, shall be permanently taken or condemned for a public or quasi-public use or purpose by any competent authority, then and in either of those events, the Term of this Lease shall terminate from the date when possession of the Premises shall be required for such public use or purpose.

     21.2 Partial. In the event only a part of the Premises shall be taken or condemned for a public or quasi-public use or purpose by any competent authority and the balance thereof can be restored to an economic unit reasonably suitable for Tenant's purposes by the expenditure of a sum not in excess of the award, this Lease shall not terminate and Landlord, at its cost and expense, shall within a reasonable time, repair and restore the Premises. Any award paid as a consequence of such taking or condemnation shall be paid to Landlord, and shall be applied, as far as necessary, to the cost of repair and restoration. Any sums remaining unexpended after such application shall be retained by and belong to Landlord. From the date such part of the Premises is actually taken, there shall be equitable reduction of the Minimum Rent, and during the period of such repair and restoration, Minimum Rent will abate as to that portion of the Premises which is untenantable.

     21.3 Landlord's Option to Terminate. In the event only a part of the Premises shall be taken or condemned for or a public or quasi-public use or purpose by any competent authority, and the balance thereof can be restored to an economic unit suitable for Tenant's purposes, but only by the expenditure of a sum in excess of the award, or in the event any portion of the premises shall be so taken or condemned at such time as the then remaining Term of this
Lease is less than 25% of the original Lease Term, then in either event Landlord shall have the option of electing to repair and restore the Premises or terminate this Lease. If the Landlord elects to terminate this Lease, it shall do so by notice in writing to Tenant within 60 days of the rendition of the award and (in the event it is terminated for the former reason) shall accompany such notice with the certification of a duly licensed architect specifying the minimum cost of restoration (which specified cost shall be in excess of the amount of such award). Failure of the Landlord to serve such notice shall constitute election to restore and repair the Premises. In the event of the Lease termination pursuant to this paragraph, the termination shall be effective as of the date when possession of the portion of the Premises was required by the taking authority, and current rental shall in such case be apportioned as of the date of such termination, and the award shall belong solely to Landlord.

     21.4 Distribution of Award. All compensation awarded or paid upon such a total or partial taking of the Premises shall belong to and be the sole property of Landlord, whether such compensation be awarded or paid as compensation for diminution in value of the leasehold or to the fee; provided, however, that Landlord shall not be e n titled to any award made to Tenant for loss of business, depreciation to, and cost of removal of stock and fixtures. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Article 21.

                     ARTICLE 22 -- MECHANIC LIENS

     22.1 Neither Tenant nor Landlord shall permit any mechanic's, materialman's or other lien against the Store or the Shopping Center in connection with any labor, materials or services furnished or claimed to have been furnished. If any such lien shall be filed against the Store or Shopping Center, the party charged with causing the lien will cause the same to be discharged, provided, however, that either party may contest any such lien, so long as the enforcement thereof is stayed.

                        ARTICLE 23 -- INDEMNIFICATION

     23.1 With respect to its use and occupancy of the Store, Tenant agrees to save Landlord harmless from and indemnify and defend Landlord against any and all injury, loss, damage, liability (or any c l a ims in respect of the aforementioned), costs or expenses (including, without limitation, attorney's fees, reasonable investigative and discovery costs), of whatever nature, to any person or property caused or claimed to be caused by or resulting from any act, omission or negligence of Tenant or agent of Tenant, provided that the Landlord shall, upon becoming aware of such claim or damage, promptly notify Tenant. Tenant's obligation hereunder shall be limited to the amount in excess of any insurance proceeds in event of casualty damage.

     23.2 With respect to its maintenance of the Store, its operation and maintenance of the Common Areas, the manner of design and construction of the Shopping Center, and the manner of construction and design of the Common Areas, Landlord agrees at Tenant's option, to save Tenant harmless from and indemnify and defend Tenant against any and all injury, loss, damage, liability (or any claims in respect of the aforementioned), costs or expenses (including, without limitation, attorney's fees, reasonable investigation and discovery costs), of whatever nature, to any person or property caused or claimed to be caused by or resulting from any act, omission or negligence of the Landlord or its employees or agents, provided that Tenant, upon becoming aware of such claim or damage, shall promptly notify Landlord as soon as reasonably possible.

     23.3 The provisions of this Article as to property damage shall be subject to the provisions of Article 13 regarding Waiver of Subrogation.

            ARTICLE 24 -- QUIET ENJOYMENT & NONDISTURBANCE

     24.1 Landlord agrees to promptly place Tenant in possession of the Store in accordance with the time provisions of this Lease as a condition to Tenant's obligation to pay rent hereunder. Landlord further represents and warrants that it has full authority to execute and perform this Lease and to grant the subject leasehold estate to Tenant. Additionally, it is agreed that Tenant shall peaceably and quietly have, hold and enjoy the Store with all appurtenances during the Term and without any manner of hindrance or interference with its quiet enjoyment, possession and use.

     24.2 Landlord may, at reasonable times and upon notice to Tenant, conduct reasonable inspections of the Store.

     24.3 Nondisturbance - Existing Loans. Landlord covenants to obtain from each lender, each lessor ("Overlessor") and each Litigant Claimant whose interest in the Shopping Center is paramount to Landlord's at the time of execution hereof, or at any time prior to the recordation of the Memorandum of Lease specified herein, an executed nondisturbance agreement assuring Tenant that notwithstanding any default by the Landlord to the lender or Overlessor, or any foreclosure or deed in lieu thereof (or Overlessor's termination proceedings), or any exercise of right by Litigant Claimant, Tenant's rights under this Lease shall continue in full force and effect and its possession of the Store shall remain undisturbed except in accordance with the provisions of this Lease so long as Tenant is not in default hereunder so as to permit Lease termination. Such agreement(s) must be satisfactory in form and content to counsel for Tenant. As used in this Article the term "lender" means each holder of indebtedness secured by a lien upon the Exhibit "A" real property, whether the interest creating such lien be denominated as mortgage, deed of trust, security agreement, vendor's lien or otherwise. As used herein the term "Litigant Claimant" means each entity which has established or at any time prior to recordation of the Memorandum of Lease specified herein establishes actual or constructive notice that it claims an interest in the Shopping Center and/or the Store which is paramount to Landlord's at the time of execution hereof, or at any time prior to the recordation of the Memorandum of Lease specified herein whether notice of such interest be established by Lis Pendens, Notice of Mechanics Lien or otherwise.

     24.4 Tenant shall upon Landlord's request, subordinate this Lease in future to any first lien placed by Landlord upon the Store, or the Shopping Center or building of which the Store forms a part, with an insurance company, bank or any other institutional lender, provided that such lender executes a Nondisturbance Agreement providing that if Tenant is not then in default under this Lease so as to justify Lease termination, this Lease shall not terminate as a result of the foreclosure of such lien, or conveyance in lien thereof, and the Tenant's rights under this Lease shall continue in full force and effect and its possession be undisturbed except in accordance with the provisions of this Lease. Tenant will, upon request of the lienholder, be a party to such an agreement, and will agree that if such lienholder succeeds to the interest of the Landlord, Tenant will recognize said lienholder (or successor in interest of the lienholder) as its Landlord under the terms of this Lease. Such agreement must be satisfactory in form and content to counsel for Tenant.

     24.5 Within ten (10) days of a written request therefor by either party hereto, the party receiving such request shall provide to the requesting party a written statement acknowledging the commencement date of this Lease, that this Lease is in full force and effect (if the same be true), that this Lease has not been modified (or, if it has, stating such modifications) and providing such other information as requesting party reasonably requests.

                     ARTICLE 25 -- TENANT DEFAULT

     25.1 The occurrence of either of the following shall constitute a default by Tenant pursuant to this Lease: (i) a failure by Tenant to pay rent within ten (10) business days of Tenant's receipt of written notice from Landlord specifying such failure; or (ii) a failure by Tenant to perform obligations pursuant to this Lease other than as specified in (i) above, within thirty (30) days of Tenant's receipt of written notice from Landlord specifying such failure or, if it reasonably would require more than thirty (30) days to cure such failure, within a time reasonably necessary to cure such failure after Tenant's receipt of such written notice. Upon Tenant's default, Landlord may, in addition to any other remedy available at law, upon written notice, terminate this Lease and retake possession of the Store and remove all persons and property therefrom.

     25.2 It is expressly understood and agreed in the event Tenant makes an assignment for the benefit of creditors, or if any proceedings are commenced under the provisions of the Bankruptcy Act whereby Tenant seeks to be, or would be, discharged of its debts, or the payment of its debts are sought to be delayed, this Lease shall not become an asset in such proceedings, however, the commencement of such proceedings shall not affect this Lease or permit its termination so long as all covenants on the part of the Tenant to be performed shall be performed by Tenant or a party claiming under Tenant.

     25.3 Landlord waives such liens, if any, to which it may have a right with respect to the merchandise, furniture, trade fixtures and other personal property of Tenant located on or about the Store and shall from time to time execute such documents as Tenant may reasonably request to acknowledge such waiver.

                ARTICLE 26 -- LANDLORD DEFAULT

     26.1 If Landlord should be in default in the performance of any of its obligations under this Lease, which default continues for a period of more than thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default is of a nature to require more than thirty (30) days for remedy and continues beyond the time reasonably necessary to cure (provided Landlord shall undertake action to cure such default within such 30 day period and diligently pursue such efforts to completion within a period not to exceed a total of ninety (90) days), then Tenant shall have the right to exercise any of the following rights (which shall be in addition to any other rights or remedies available by law):

          (a) To terminate this Lease and surrender possession of the Store, whereupon Tenant's obligation for the payment of rent and all other charges hereunder shall cease upon the date of surrender.

          (b) To perform any act or contract for the performance t h ereof and incur any expense reasonably related thereto and thereafter deduct the same from the next installment or installments of rent accruing hereunder.

                     ARTICLE 27 -- ATTORNEYS FEES

     27.1 If either party becomes a party to any litigation concerning this Lease, the Store or the Shopping Center by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorney's fees, court costs, investigation expenses, discovery costs and costs of appeal incurred by it in the litigation.

     27.2 If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party, reasonable attorney's fees, costs of suit, investigation costs and discovery costs, including costs of appeal. When this Lease imposes upon a party an obligation to indemnify the other, the indemnification obligation shall include the obligation to pay the indemnitees reasonable attorney's fees, costs and disbursements, whether the indemnitee be the plaintiff or defendant.

                       ARTICLE 28 -- ASSIGNMENT

     28.1 Tenant may not assign this Lease, or sublet the Store, or any portion thereof, without Landlord's prior, written consent, which Landlord shall not unreasonably withhold. Upon any assignment or sublease, Tenant shall remain principally obligated under the terms of this Lease unless Tenant is specifically released from its obligations hereunder by a written instrument duly authorized, executed and delivered by Landlord. Without limiting any of the foregoing, upon any assignment or sublet of this Lease or the Store by Tenant during the Option Period provided for by Article 6 and Section 1.6 hereof, Tenant shall pay to Landlord one half (1/2) of any and all profit realized by Tenant as a result of such assignment or sublet.

                      ARTICLE 29 -- HOLDING OVER

     29.1 If the Tenant shall remain in possession of the Store or any portion thereof after the expiration of the Term in the absence of an agreement in writing between the Landlord and Tenant, the party remaining in possession shall be deemed a Tenant at sufferance, until acceptance of rent by Landlord, at which time the person in possession shall be come a Tenant from month-to-month at the same rental and under the same terms and conditions as existed immediately prior to the expiration of the Lease.

                 ARTICLE 30 -- SUCCESSORS IN INTEREST

     30.1 The terms, conditions and covenants herein contained shall inure to the benefit of and be binding upon the heirs, assigns and other successors in interest to the parties hereto.

                         ARTICLE 31 -- NOTICES

     31.1 Any notice to be given or served in connection with this Lease shall be in writing and shall be served by certified mail or by reputable air courier service which provides written evidence of delivery, addressed as specified in Section 1.2 hereof, or to such other address as requested by either party in writing. Service shall be deemed effective seven (7) days after deposit in the U.S. mail in accordance herewith or on the business day following deposit air courier service in accordance herewith. Either party by written notice to the other may designate two additional parties to receive
copies  of  notices  sent  to  it.    Such designees may be changed by
written notice.

                          ARTICLE 32 -- SIGNS

     32.1 Tenant has erected and may maintain upon the exterior of the Store and upon each pylon serving the Shopping Center a sign or signs which are deemed appropriate to the conduct of its business. Landlord is deemed to have consented to Tenant's existing building and pylon signage upon execution of this Lease. Additionally, Tenant may display in the windows of the Store, from time to time, signs of a temporary nature advertising business transacted by Tenant in the Store, so long as those window signs are professionally prepared. All pylon signs at the Shopping Center will identify the Shopping Center as "Sportmart Plaza."

                   ARTICLE 33 -- MEMORANDUM OF LEASE

     33.1 This Lease shall not be recorded. However, a Memorandum thereof in the form attached hereto as Exhibit "C" shall be executed, in recordable form, by both parties concurrently herewith and recorded by Landlord with the official charged with recordation duties for the county in which the Shopping Center is located, with directions that it be returned to Tenant. Upon expiration or earlier termination of this Lease, Tenant shall cooperate with Landlord in executing a Memorandum, in recordable form, acknowledging Tenant's release of its leasehold interest in the Shopping Center.

               ARTICLE 34 -- TENANT RIGHT OF FIRST OFFER

     34.1 Tenant's Right of First Offer. If during the Term of this Lease, Landlord intends to offer for sale the Store, the legal parcel upon which the Store is located or the Shopping Center (collectively referred to herein as the "subject property"), Landlord shall so notify Tenant of that intention in writing, which notice shall contain the terms and conditions (collectively "terms") that would be acceptable to Landlord. If within ten (10) business days after receipt of such notice, Tenant does not notify Landlord that Tenant will purchase the subject property under the terms, Landlord, within the ensuing six (6) month period shall be free to sell the subject property to any third party named in the Third Party Offer on the terms; provided, however, that a failure or refusal by Tenant to purchase the subject property on the terms shall not relieve Landlord (or any successor in interest to Landlord) of its obligations under this Article in respect of subsequent instances of Landlord's (or its successor's) desire to sell the subject property or any portion thereof; and provided further that if Landlord shall, during the aforsesaid six (6) month period, materially alter the terms to the benefit of purchaser, or materially alter the description of the subject property, Landlord shall so notify Tenant and afford Tenant an additional five (5) business days within which Tenant may, by notice to Landlord, elect to purchase the subject property on the terms as so modified. If Tenant elects to purchase the subject property on the terms, the terms shall constitute a binding agreement of purchase and s a le between Landlord and Tenant and govern their subsequent performance, provided however, time of performance shall be suitably extended to take into account time elapsed between presentation to Tenant of the terms and Tenant's acceptance.

                 ARTICLE 35 -- ACCORD AND SATISFACTION

     35.1 No payment by Tenant or receipt by Landlord of a lesser amount of Minimum Rent or Percentage Rent due hereunder shall be deemed to be other than on account of the earliest rent due, nor shall any endorsement or statement on any check or letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check without prejudice to Landlord's rights to recover the balance of such rent or payment or pursue any other remedy available in this Lease, at law or in equity.

                   ARTICLE 36 -- GENERAL CONDITIONS

     36.1 Any sum accruing to the Landlord or Tenant under the provisions of this Lease which shall not be paid within ten (10) days following written notice that such sum is due ("Notice Period") shall bear interest from the expiration of the Notice Period, at the rate of ten percent (10%) per annum until paid.

     36.2 If any term, covenant, condition or restriction of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired, or invalidated thereby.

     36.3 Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent, or of partnership, or of joint venture, or of any other association between the parties other than Landlord and Tenant, or to prevent Landlord or Tenant from entering into ventures in direct competition with the Shopping Center, or the Store.

     36.4 Time is of the essence of the performance of each provision of this Lease.

     36.5 The waiver of performance of any covenant, term or condition of this Lease by Landlord or Tenant shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The various rights, options, elections, powers and remedies of the parties contained in this Lease shall be construed as cumulative and no one of them exclusive of any other or of any legal or equitable remedy which either party might otherwise have in the event of a breach by the other, and the exercise of one right or remedy by a party shall not in anyway impair its right to any other right or remedy.

     36.6 For purposes of computing dates for expirations, options, rental adjustments or cancellations (except for those specifically designated in Article 5 hereof), any partial month at the commencement of the Term shall be disregarded.

     36.7 Wherever in this Lease the Landlord or the Tenant is required to give its consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld.

     36.8 Except  for  corrections  to  Annual  Statements required in
Section 18.4 hereof, all charges due from Tenant to Landlord for which the Tenant must be billed by the Landlord, must be billed within one
(1) year of the date the charge is incurred by the Landlord or the Landlord will have waived its right to reimbursement which may have been established in any paragraph of this Lease.

     36.9 Words of gender used in this Lease shall be deemed to include other genders, and singular and plural words shall be deemed to include the other, as the context may require.

     36.10 Landlord and Tenant shall and do hereby indemnify, defend, and hold the other harmless from all claims of brokerage commission or finders fee arising through them. This covenant shall survive the expiration, or earlier termination of the term of this Lease.

     36.11 Each of the covenants of this Lease shall be deemed dependent upon each other covenant hereof.

     36.12 Paragraph headings in this Lease are for convenience only, are not a part of the agreement of the parties, and shall not constitute an aid in interpreting this Lease.

     36.13 This Lease shall be construed in accordance with and governed by the laws of the state wherein the Store is located, except as otherwise required by mandatory provisions of law.

     36.14 In the event Landlord furnishes materials or services, or contracts with another for materials or services to be furnished, and Tenant under this lease must reimburse Landlord for all or part of the cost thereof, Tenant payment obligations shall be no greater than if the materials or services had been purchased or furnished at a reasonable and customary price.

     36.15 If Landlord is other than a natural person, each individual executing this Lease on behalf of the named Landlord represents and warrants that he is duly authorized to execute this Lease on behalf of the named Landlord in accordance with a duly adopted resolution of Landlord's board of directors and Landlord's bylaws (if Landlord is a corporation) and in accordance with the agreement of partnership (if Landlord is a partnership) and by delivery hereof warrant that execution by no other signatory is required and will hold Tenant harmless from any claim to the contrary (and loss suffered by reason thereon.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the first day of January, 1995.


                         LANDLORD
                         H-C Developers, as agent as aforesaid

                         By: /S/ ANDREW HOCHBERG
                         Its:

                         TENANT
                         Sportmart, Inc.

                         By: /S/ MITCHELL KAHN
                         Its:

                         EXHIBIT D


                         Minimum Rent Schedule


     For the period beginning on the Commencement Date through and including August 31, 2003, Minimum Rent shall be $225,000.00 per annum.

     For the period beginning on September 1, 2003 through and including August 31, 2008, Minimum Rent shall be the lesser of (a) $250,000.00 per annum or (b) the Minimum Rent for the prior 60 month period increased by five (5) times the increase in the CPI for the immediately preceding 60 month period.

     For the period beginning on September 1, 2008 through and including August 31, 2013, Minimum Rent shall be the lesser of (a) $275,000.00 per annum or (b) the Minimum Rent for the prior 60 month period increased by five (5) times the increase in the CPI for the immediately preceding 60 month period.

     For the Option Period, Minimum Rent shall be the greater of (a) $325,000.00 per annum or (b) the then prevailing fair market rental for the Premises.

Minimum Rent shall be payable monthly, in the manner set forth in the Lease.

For purposes of determining Minimum Rent hereunder and under the Lease, the "increase in the CPI" in each of the foregoing calculations shall be the result of a fraction, the numerator of which is the CPI for the month of September preceding the effective date of the applicable increase and the denominator of which is the CPI for the month of September preceding the immediately preceding sixty (60) month period.

"CPI" shall mean the Consumer Price Index-United States All Items for All Urban Consumers published by the Bureau of Labor Statistics for the U.S. Department of Labor. If the CPI shall become unavailable or if it shall be substantially revised, the Landlord shall select and substitute therefor a comparable index reflecting changes in the cost of living or the purchasing power of the consumer dollar published by any government agency, a major bank or financial institution, a university or a recognized financial publication, which comparable index shall take into account any changes in the methodology of determining the CPI from that previously used.